UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2026

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 29, 2026, Phathom Pharmaceuticals, Inc. (“Phathom” or the “Company”) announced the initiation of patient screening in pHalcon-NERD-302, a registrational Phase 3 study evaluating an as-needed (PRN or on-demand) investigational dosing regimen of VOQUEZNA (vonoprazan) tablets in adults with Non-Erosive Gastroesophageal Reflux Disease, or Non-Erosive GERD (NERD). Topline results are expected in the first quarter of 2028. If successful, the study is intended to support a potential regulatory submission seeking a label expansion for VOQUEZNA tablets for this treatment regimen.

Building on previously reported positive Phase 2 results, pHalcon-NERD-302 is a multicenter, randomized, double-blind, placebo-controlled Phase 3 study investigating VOQUEZNA 10 mg as an as-needed treatment in adults with Non-Erosive GERD. The Phase 3 pHalcon-NERD-302 study is expected to enroll approximately 500 adults with Non-Erosive GERD who report heartburn at least four days per week. The study is planned to be conducted at approximately 80 sites in the U.S. Following a four-week, open-label run-in period with VOQUEZNA 10 mg once daily, patients without heartburn during the final seven days of the run-in period will be randomized 1:1 to receive VOQUEZNA 10 mg or placebo, as-needed, for 24 weeks of treatment. The primary endpoint, assessed at Week 12, is the percentage of heartburn episodes in which patients experience complete relief within two hours and sustained relief for 24 hours post-dosing.

Forward Looking Statements

This report contains forward-looking statements. All statements other than statements of historical fact contained in this report, including statements regarding: Phathom’s plans, expectations, and goals for the development of VOQUEZNA for as-needed use in Non-Erosive GERD (NERD); potential timelines for the pHalcon-NERD-302 study (the Study), including timelines for site activation, screening, enrollment and reporting of topline results; the potential for the Study to be successful and to support the filing and approval of a label expansion for VOQUEZNA as an as-needed treatment in NERD; the potential role and need for an as-needed treatment option in the treatment of NERD; the potential of VOQUEZNA as such a treatment option, if the Study is successful and an expanded label is approved; Phathom’s plans, expectations and strategies with respect to its business, goals, mission and vision; and Phathom’s future performance, results and likelihood of success, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “guidance,” or “continue” or the negative of these terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other important factors that may cause Phathon’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risk that: Phathom may encounter issues with the conduct of the Study that delay its timelines, including slower than expected site activation or enrollment, or issues with study conduct or data analysis; the Study may not replicate the results of Phathom’s Phase 2 study; the Study may produce negative, mixed or otherwise inconclusive results; regulatory authorities may not agree that the results are sufficient to support a regulatory submission or approval of a label expansion for as-needed use in NERD; even if the results of the Study are positive, Phathom may decide not to seek a label expansion; the success of the program may be impacted by potential safety or tolerability issues, competition from other therapies, treatment approaches, or ongoing clinical trials of other treatments; Phathom may encounter manufacturing or other technical issues that negatively impact its conduct of the Study; future cash needs may cause Phathom to change its plans; and any of the foregoing or other factors may negatively impact Phathom’s ability to achieve its plans, goals, mission, vision and potential. For additional discussion of these and other risks, see the risk disclosure in Phathom’s filings with the Securities and Exchange Commission (SEC), including Phathom’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: September 29, 2026	By:	/s/ Anne Marie Cook
Anne Marie Cook
Chief Legal Officer